UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2008

FREMONT MICHIGAN INSURACORP, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-50926

MI	421609947
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

933 East Main Street, Fremont, MI 49412

(Address of principal executive offices, including zip code)

231-924-0300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Directors

On October 17, 2008, the Board of Directors of Fremont Michigan InsuraCorp, Inc. (the “Company”) elected Kent B. Shantz, Executive Vice President and Chief Operating Officer, age 49, as an officer of the Company. Mr. Shantz, who joined the Company in April 2007, has worked in various executive positions in the insurance industry. On the same date, the Board also elected David L. Mangin, Executive Vice President and Chief Information Officer, age 50, as an officer of the Company. Mr. Mangin, who joined the Company in April 2005, has worked in various executive positions in information technology.

On October 20, 2008, Fremont Michigan InsuraCorp, Inc. issued a press release announcing the election of these two officers. The press release, attached hereto as Exhibit 99, is incorporated herein by reference.

Item 8.01.	Other Events

Cash Dividend

On October 20, 2008, Fremont Michigan InsuraCorp, Inc. issued a press release announcing that its Board of Directors declared a quarterly cash dividend of $.03 per share on the common stock of the Company payable on December 30, 2008 to the shareholders of record at the close of business on December 10, 2008.

Purchases of Equity Securities by the Issuer

On October 20, 2008, Fremont Michigan InsuraCorp, Inc. issued a press release announcing share repurchases which occurred during the quarter ended September 30, 2008. The press release, attached hereto as Exhibit 99, is incorporated herein by reference. The following table sets forth the repurchases of common stock for the quarter ended September 30, 2008:

Issuer Purchases of Equity Securities

	Total Number of Shares Purchased	Average Price Paid per Share	Total Number of Shares Purchased as Part of Publicly Announced Plans (1)	Maximum Number of Shares that May Yet Be Purchased Under the Plans
Month ended July 31, 2008	10,000	$18.49	10,000	90,000
Month ended August 31, 2008	—	$—	—	90,000
Month ended September 30, 2008	10,000	$18.80	10,000	80,000
Total	20,000	$18.65	20,000	80,000

(1)	On May 8, 2008, the Company announced a share repurchase plan for up to 100,000 shares of common stock.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits. The following exhibit is furnished herewith:

Exhibit Number	Description
99	Press Release dated October 20, 2008

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREMONT MICHIGAN INSURACORP, INC.

Date: October 20, 2008	By:	/s/ Richard E. Dunning
Richard E. Dunning
President and CEO